Wells Fargo Home Mortgage One Home Campus Des Moines, IA 50328-0001

Wells Fargo Bank, N.A.
Servicer Compliance Statement

1. I, John B. Brown, Senior Vice President of Wells Fargo Bank, N.A. ("Wells Fargo") hereby state that a review of the activities of Wells Fargo during the calendar year 2007 and of Wells Fargo's performance under the servicing agreernent(s) listed on the attached Exhibit A (the "Servicing Agreement(s)") has been made under my supervision,

2. To the best of my knowledge, based on such review, Wells Fargo has fulfilled all of its obligations under the Servicing Agreement(s) in all material respects throughout 2007.

/s/ John B. Brown
John B. Brown
Senior Vice President
Wells Fargo Bank, N. A.

February 29, 2008

Wells Fargo Home Mortgage
is a division of Wells Fargo Bank, N.A.

Exhibit A

		Transaction Name	Date of	Aurora Loan Services As:
	Mortgage Loan Seller	and Number	Transaction

1	Lehman	LMT 2007-10	11/30/2007	ALS as Master Servicer

2	Lehman	LMT 2007-7	7/30/2007	ALS as Master Servicer

3	Lehman	SASCO 2007-BC2	2/28/2007	ALS as Master Servicer

4	Lehman	SASCO 2007-BC4	1/11/2008	ALS as Master Servicer

5	Lehman	SASCO 2007-BNC1	10/31/2007	ALS as Master Servicer

6	Lehman	BNC 2007-1	2/28/2007	ALS as Master Servicer

7	Lehman	LXS 2007-1	1/31/2007	ALS as Master Servicer

8	Lehman	LXS 2007-11	6/29/2007	ALS as Master Servicer

9	Lehman	LXS 2007-3	2/28/2007	ALS as Master Servicer

10	Lehman	LXS 2007-6	5/11/2007	ALS as Master Servicer

11	Lehman	LXS 2007-9	5/31/2007	ALS as Master Servicer

12	Lehman	SARM 2007-09	9/28/2007	ALS as Master Servicer

13	Lehman	SASCO 2007-BC3	5/31/2007	ALS as Master Servicer

14	Lehman	SASCO 2007-EQ1	4/30/2007	ALS as Master Servicer

15	Lehman	SASCO 2007-GEL1	2/9/2007	ALS as Master Servicer

16	Lehman	SASCO 2007-GEL2	5/7/2007	ALS as Master Servicer

17	Lehman	SASCO 2007-RF1	3/30/2007	ALS as Master Servicer

18	Lehman	SASCO 2007-RF2	11/30/2007	ALS as Master Servicer

19	Lehman	SASCO 2007-TC1	6/29/2007	ALS as Master Servicer

20	Lehman	SASCO 2007-WF1	3/30/2007	ALS as Master Servicer

21	Lehman	SASCO 2007-WF2	8/30/2007	ALS as Master Servicer

22	Lehman	BNC 2007-1	2/28/2007	SASCO as Depositor

23	Lehman	LMT 2007-10	11/30/2007	SASCO as Depositor

24	Lehman	LMT 2007-7	7/30/2007	SASCO as Depositor

25	Lehman	LXS 2007-1	1/31/2007	SASCO as Depositor

26	Lehman	LXS 2007-11	6/29/2007	SASCO as Depositor

27	Lehman	LXS 2007-3	2/28/2007	SASCO as Depositor

28	Lehman	LXS 2007-6	5/11/2007	SASCO as Depositor

29	Lehman	LXS 2007-9	5/31/2007	SASCO as Depositor

30	Lehman	SARM 2007-09	9/28/2007	SASCO as Depositor

31	Lehman	SASCO 2007-BC2	2/28/2007	SASCO as Depositor

32	Lehman	SASCO 2007-BC3	5/31/2007	SASCO as Depositor

33	Lehman	SASCO 2007-BC4	1/11/2008	SASCO as Depositor

34	Lehman	SASCO 2007-BNC1	10/31/2007	SASCO as Depositor

35	Lehman	SASCO 2007-EQ1	4/30/2007	SASCO as Depositor

36	Lehman	SASCO 2007-GEL1	2/9/2007	SASCO as Depositor

37	Lehman	SASCO 2007-GEL2	5/7/2007	SASCO as Depositor

38	Lehman	SASCO 2007-RF1	3/30/2007	SASCO as Depositor

39	Lehman	SASCO 2007-RF2	11/30/2007	SASCO as Depositor

40	Lehman	SASCO 2007-TC1	6/29/2007	SASCO as Depositor

41	Lehman	SASCO 2007-WF1	3/30/2007	SASCO as Depositor

42	Lehman	SASCO 2007-WF2	8/30/2007	SASCO as Depositor